(212) 408-6900


                                                                      Letterhead
                                                                Werner & Kennedy
                                                                   1633 Broadway
                                                              New York, NY 10019

                                 April 24, 1997

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484

                  Re: Post-effective Amendment No. 2 on Form S-2 filed by American Skandia Life Assurance Corporation, Registrant Registration No.: 33-91400


Dear Mesdames and Messrs.:

         You have requested us, as general counsel to American Skandia Life Assurance Corporation ("American Skandia"), to furnish you with this opinion in connection with the above-referenced registration statement by American Skandia, a Registrant, under the Securities Act of 1933, as amended, (the "Registration Statement") of a certain Variable Annuity Contract (the "Contract") that will be issued by American Skandia. We understand that the above registration is a combination registration with Post-effective Amendment No. 3 to Form N-4 filed by American Skandia Life Assurance Corporation, Depositor, and American Skandia Life Assurance Corporation Variable Account B (Class 3 Sub-Accounts), Registrant, Registration No.: 33-86866, Investment Company No.: 811-8884.

         We have made such examination of the statutes and authorities, corporate records of American Skandia, and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed.

         In our examinations, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of American Skandia and others.

         Based upon the foregoing, we are of the opinion that:

     1. American Skandia is a validly existing corporation under the laws of the State of Connecticut.


American Skandia Life
Assurance Corporation
April 24, 1997
Page 2


     2. The form of the Contract has been duly authorized by American Skandia, and has been or will be filed in states where it is eligible for approval, and upon issuance in accordance with the laws of such jurisdictions, and with the terms of the Prospectus, will be valid and binding upon American Skandia.

     We hereby consent to the use of this opinion as an exhibit to Post-effective Amendment No. 2 to the Registration Statement on Form S-2 under the Securities Act of 1933, as amended, and to the reference to our name under the heading "Legal Experts" included in the Registration Statement.

                                                     Very truly yours,



                                                   /s/WERNER & KENNEDY




         (W&K33-91400)